EXHIBIT 11

                   STIRLING COOKE BROWN HOLDINGS LIMITED
      STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE
             (Expressed in thousands of United States Dollars,
                     except share and per share data)





                                                                 1997          1998         1999
                                                             -------------   ----------    ---------
Net Income (Loss)......................................      $     12,993    $   16,018     ($ 6,717)
                                                             =============   ==========    =========
BASIC
Number of Shares:
Weighted average number of ordinary shares
  outstanding..........................................         8,382,434     9,863,372    9,863,372
Weighted average treasury shares held..................          (143,396)      (49,271)    (383,016)
Shares issued in June 1997.............................           144,444            --           --
                                                             -------------   ----------    ---------
                                                                8,383,482     9,814,101    9,480,356
                                                             =============   ==========    =========
Net income (loss) per share............................      $       1.55    $     1.63      ($ 0.71)
                                                             =============   ==========    =========

DILUTED
Number of shares:
Weighted average number of ordinary shares
  outstanding..........................................         8,237,990     9,863,372    9,863,372
Weighted average treasury shares held..................          (143,396)      (49,271)    (383,016)
Shares issued in June 1997.............................           288,888            --           --
Incremental shares from assumed exercise of options....           131,991        26,058           --
                                                             -------------   ----------    ---------
                                                                8,515,473     9,840,159    9,480,356
                                                             =============   ==========    =========
Net income (loss) per share assuming dilution..........      $       1.53    $     1.63      ($ 0.71)
                                                             =============   ==========    =========
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